Exhibit 10.1
Hewlett Packard Enterprise Company
1701 East Mossy Oaks Road
Spring, TX 77389
July 16, 2025
c/o Elliott Investment Management L.P.
360 S. Rosemary Ave., 18th floor
West Palm Beach, FL 33401
Dear Sirs / Madams:
This letter (this “Agreement”) constitutes the agreement between Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”), Elliott Investment Management L.P., a Delaware limited partnership (“Elliott Investment”), Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), and Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”) (Elliott Investment, Elliott Associates and Elliott International, each an “Investor” and together the “Investors”), with respect to the matters set forth below. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in paragraph 13 below.
1.Board Composition.
(a)As promptly as practicable following the date hereof, the board of directors of the Company (the “Board”) and all applicable committees thereof shall take all actions necessary to appoint Robert M. Calderoni to the Board, to serve until the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and until a successor is duly elected and qualified or until their earlier death, resignation or removal from office.
(b)As promptly as practicable following delivery of written notice to the Company by the Investors of their election to appoint an Investor Director (as defined below) to the Board under this paragraph 1(b), which may be delivered to the Company at any time on or prior to the Expiration Date (as defined below), the Board and all applicable committees thereof shall take all actions necessary to appoint an Investor Director to the Board, to serve until the Company’s next Annual Meeting of Stockholders and until a successor is duly elected and qualified or until their earlier death, resignation or removal from office. In connection with the appointment of an Investor Director to the Board hereunder, the Company and the Investors shall enter into a customary confidentiality agreement in the form previously negotiated by the Company and the Investors, pursuant to which an Investor Director may provide confidential information of the Company to the Investors for the purpose of assisting an Investor Director in his or her role as a director of the Company and related compliance matters for the Company and the Investors.
(c)The Company agrees that (i) from the appointment of Mr. Calderoni to the Board to the closing of the 2026 Annual Meeting, the size of the Board will not exceed 13 directors (or 14 directors if the Investor Director is appointed to the Board prior to the closing of the 2026 Annual Meeting) and (ii) from the closing of the

2026 Annual Meeting until the Expiration Date, the size of the Board will not exceed 12 directors (or 13 directors if the Investor Director is appointed to the Board).
2.Board Committees.
(a)As promptly as practicable following the appointment of Mr. Calderoni to the Board, the Board shall take all actions necessary to form a Strategy Committee of the Board (the “Strategy Committee”) that will support the Board and management as set forth in the Strategy Committee’s charter. The Strategy Committee will consist of four directors, including Mr. Calderoni; provided, however, if an Investor Director is appointed to the Board pursuant to paragraph 1(b), the Board shall take all actions necessary to appoint such Investor Director as a fifth member of the Strategy Committee. Mr. Calderoni will be the initial Chair of the Strategy Committee. The initial charter of the Strategy Committee will be in the form attached to this Agreement as Exhibit A (the “Strategy Committee Charter”), and any proposed change to the Strategy Committee Charter will require the prior written consent of the Investors (such consent not to be unreasonably withheld, conditioned or delayed).
(b)As promptly as practicable following the appointment of Mr. Calderoni to the Board, the Board shall take all action necessary to appoint Mr. Calderoni to the Integration Committee of the Board (the “Integration Committee”). With the addition of Mr. Calderoni, the Integration Committee will consist of four directors. Frank D’Amelio will continue to serve as the Chair of the Integration Committee. The charter of the Integration Committee was adopted on July 14, 2025 and is attached to this Agreement as Exhibit B (the “Integration Committee Charter”).
(c)As promptly as practicable following the appointment of an Investor Director to the Board, the Board shall take all actions necessary to appoint such Investor Director to the Finance and Investment Committee of the Board.
(d)If any New Director (as defined below) is unable or unwilling to serve as a member of any committee to which such New Director has been appointed pursuant to this paragraph 2, resigns as a member of any such committee, is removed as a member or ceases to be a member of any such committee for any other reason prior to the Expiration Date, and at such time the Investors satisfy the Minimum Ownership Threshold (as defined below), the Investors shall be entitled to select, in consultation with the Company and as approved by the Board (such approval not to be unreasonably withheld, conditioned or delayed), a director serving on the Board at the time of such selection (including a Replacement New Director (as defined below) appointed pursuant to paragraph 4) to serve on such committee as a replacement for such member. Effective upon the appointment of any such replacement member to such committee, such replacement member will be considered a New Director solely for the purposes of this paragraph 2(d).
3.New Director Agreements, Arrangements and Understanding. Each of the Investors represents, warrants and agrees that neither it nor any of its Affiliates (as defined below) (a) has paid or will pay any compensation to any New Director (including replacement candidates contemplated by paragraph 4) relating to or regarding such person’s service on the Board or any committee thereof or (b) has or will have any agreement, arrangement or understanding, written or oral, with any New Director (including replacement candidates contemplated by paragraph 4) regarding such person’s service on the Board or any committee thereof (for the avoidance of doubt, in the case of an Investor Director, excluding ordinary course employment agreements or arrangements with any of the Investors or their Affiliates).
4. 2026 Annual Meeting; Replacements.
(a)The Company shall include any New Director as a director nominee on its slate for election at the 2026 Annual Meeting, subject to paragraph 7. In connection with the 2026 Annual Meeting (and any adjournments or postponements thereof), the Company will recommend that the Company’s stockholders vote in favor of the election of each of the Board’s nominees, use commercially reasonable efforts to solicit proxies for each of the Board’s nominees, and cause all Common Stock (as defined below) represented by proxies granted to it (or any of its officers, directors or representatives) to be voted in favor of each of the Board’s nominees (in each case, including any New Director). Notwithstanding the foregoing, the Company’s obligations under this paragraph 4(a) shall only apply to an Investor Director if the Investors deliver written notice to the Company of their exercise of their right to the appointment of an Investor Director to the Board pursuant to paragraph 1(b) on or prior to the 75th day prior to the first anniversary of the Company’s 2025 annual meeting of stockholders.
(b)If (x) any New Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director or ceases to be a director for any other reason prior to the Expiration Date, and (y) at such time the Investors beneficially own a “net long position” of, or have aggregate net long economic exposure to, at least 2.0% of the Company’s outstanding Common Stock (the “Minimum Ownership Threshold”), the Investors shall be entitled to select, in consultation with the Company and as approved by the Board (such approval not to be unreasonably withheld, conditioned or delayed, and with respect to a replacement for an Investor Director, such approval not to be withheld, conditioned or delayed on the basis that such person is an employee of an Investor or an Affiliate of an Investor), a substitute who is Independent (as defined below) and satisfies the Board membership criteria set forth in the Governance Guidelines (a “Replacement New Director”), and the Board shall take such actions as are necessary to appoint the Replacement New Director to serve as a director of the Company for the remainder of such New Director’s term. Effective upon the appointment of the Replacement New Director to the Board, such Replacement New Director will be considered a New Director (with any replacement for an Investor Director considered an Investor Director) for all purposes of this Agreement from and after such appointment.
(c)The Company’s obligations under paragraphs 1 to 4 shall terminate prior to the Expiration Date (i) if the Investors cease to satisfy the Minimum Ownership Threshold, (ii) if any Investor breaches in any material respect any of the terms of this Agreement and such breach has not been cured within five business days’ written notice by the Company to the Investors of such breach, provided that the Company is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period, (iii) upon such time as the Investor Director notifies the Company of his or her intent to resign from the Board and the Investors irrevocably waive in writing any right to have a Replacement New Director for the Investor Director appointed, or (iv) if any of the Investors or any other Restricted Person (as defined below) submits any director nomination for election at any meeting of the Company’s stockholders. Upon the occurrence of an event described in clause (iv) of this paragraph 4(c), an Investor Director shall promptly offer to resign from the Board (and, if requested by the Company, promptly deliver his or her written resignation to the Board for his or her immediate resignation), subject to the Board’s decision in its sole discretion whether to accept or reject such resignation. The Investors agree to cause, and agree to cause their respective Affiliates to cause, an Investor Director (including any Replacement New Director for an Investor Director) to resign from the Board if he or she fails to resign if and when requested by the Company pursuant to this paragraph 4(c).
5.New Director Information. The Company acknowledges that Mr. Calderoni has provided to the Company, at the Company’s request, information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, and information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance or legal obligations (including authorization with respect to background checks), in each case, consistent with the information and background checks required by the Company in accordance with past practice with respect to other non-management members of the Board (collectively, the “New Director Information”), and the Board has relied upon such New Director Information being accurate and complete in all material respects. As a condition to any Investor Director’s or Replacement New Director’s appointment to the Board, or any subsequent nomination of any New Director for election as a director at the Company’s Annual Meeting of Stockholders, such person will provide any information the Company reasonably requires, including information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations, and will consent to reasonable and customary background checks, to the extent, in each case, consistent with the information and background checks required by the Company in accordance with past practice with respect to other non-management members of the Board.
6.Voting of Investors’ Shares. In connection with the 2026 Annual Meeting (and any adjournments or postponements thereof), so long as each New Director has been nominated by the Board for re-election as a director in accordance with paragraph 4(a), the Investors will cause to be present in person or by proxy for quorum purposes and will vote or cause to be voted all of the Common Stock for which they or such controlling or controlled Affiliates have the right to vote (or to direct be voted) on the record date for the 2026 Annual Meeting in favor of (a) the election of each of the Board’s nominees (including any New Director) and (b) otherwise in accordance with the Board’s recommendation on any other nomination or proposal; provided that the Investors shall be permitted to vote in their sole discretion on any proposal related to an Extraordinary Transaction (as defined below); provided further, that in the event that both Institutional Shareholder Services and Glass Lewis & Co. (including any successors thereof) issue a voting recommendation that differs from the voting recommendation of the Board with respect to any Company-sponsored proposal submitted to stockholders at a stockholder meeting (other than with respect to the election of directors to the Board, the removal of directors from the Board, the size of the Board or the filling of vacancies on the Board), the Investors and their Affiliates shall be permitted to vote in accordance with any such recommendation.
7.Company Policies. The parties hereto acknowledge that any New Director, upon election or appointment to the Board, will serve as a member of the Board and will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, director resignation policy, and other governance guidelines and policies of the

Company as other directors (collectively, the “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation and fees, as are applicable to all non-employee directors of the Company. The Company represents and warrants that all Company Policies currently in effect are publicly available on the Company’s website or have otherwise been provided in writing to the Investors. The Company acknowledges and agrees that (i) no Company Policy shall in any way inhibit any Board members (including any New Director) from communicating with the Investors so long as they comply with applicable law, their confidentiality obligations to the Company, their fiduciary duties to the Company and the Governance Guidelines in their capacity as Board members, (ii) no Company Policy shall be violated by an Investor Director receiving indemnification and/or reimbursement of expenses from the Investors or their respective Affiliates solely in connection with his or her service or action as an employee of an Investor or an Affiliate of an Investor (and not in connection with his or her service or action as a director of the Company), and (iii) no Company Policy shall apply to the Investors and their Affiliates, including Company Policies with respect to trading in the Company’s securities, as the Investors and their Affiliates are not directors or employees of the Company.
8.Standstill. During the period starting on the date of this Agreement until the Expiration Date (such period, the “Cooperation Period”), each Investor will not, and will cause its controlling and controlled (and under common control) Affiliates and its and their respective representatives acting on their behalf (collectively with the Investors, the “Restricted Persons”) to not, directly or indirectly, without the prior consent, invitation, or authorization by the Company or the Board, in each case, in writing:
(a)acquire, effect or offer or agree to acquire, by purchase or otherwise, or direct any Third Party (as defined below) in the acquisition of record or beneficial ownership of any Voting Securities (as defined below) or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to any Voting Securities, in each case, if such acquisition, offer, agreement or transaction would result in the Investors (together with their Affiliates) having beneficial ownership of more than 9.9% of the Common Stock outstanding at such time;
(b)(A) call or seek to call (publicly or otherwise), alone or in concert with others, a meeting of the Company’s stockholders or act by written consent in lieu of a meeting (or the setting of a record date therefor), (B) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as expressly set forth in paragraphs 1 or 4, (C) make or be the proponent of any stockholder proposal to the Company or the Board or any committee thereof, (D) seek, alone or in concert with others (including through any “withhold” or similar campaign), the removal of any member of the Board or (E) conduct a referendum of stockholders of the Company; provided that nothing in this paragraph will prevent the Investors or their Affiliates from taking actions in furtherance of identifying any Replacement New Director in accordance with paragraph 4, as applicable;
(c)make any request for stockholder lists or other books and records of the Company or any of its subsidiaries under any statutory or regulatory provisions providing for stockholder access to books and records of the Company or any of its subsidiaries;
(d)engage in any “solicitation” (as such term is defined under the Exchange Act (as defined below)) of proxies, and including, for the avoidance of doubt, solicitations of ten or fewer stockholders which would otherwise be excluded from the definition of “solicitation” pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act, with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;
(e)make or submit to the Company or any of its Affiliates any proposal for, or offer of (with or without conditions), either alone or in concert with others, any tender offer, exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets, business combination, recapitalization, restructuring, liquidation, dissolution, spin-off, split-off or other similar separation of one or more business units or similar extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets) (each, an “Extraordinary Transaction”) either publicly or in a manner that would reasonably be expected to require public disclosure by the Company or any of the Restricted Persons (it being understood that the foregoing shall not restrict the Restricted Persons from tendering shares, receiving consideration or other payment for shares, or otherwise participating in any Extraordinary Transaction on the same basis as other stockholders of the Company);
(f)make any public proposal with respect to (A) any change in the number, term or identity of directors of the Company or the filling of any vacancies on the Board except in accordance with paragraphs 1 or 4, (B) any change in the capitalization, capital allocation policy or dividend policy of the Company, (C) any other change to the Board or the Company’s management or corporate or governance structure, (D) any waiver, amendment or modification to the Company’s Amended and Restated Certificate of Incorporation, Bylaws (as defined below) or other organizational documents, (E) causing the Common Stock to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing the Common Stock to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(g)knowingly encourage or advise any Third Party or knowingly assist any Third Party in encouraging or advising any other person with respect to (A) the giving or withholding of any proxy relating to, or other authority to vote, any Voting Securities, or (B) in conducting any type of referendum relating to the Company (including for the avoidance of doubt with respect to the Company’s management or the Board) (other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise specifically permitted by this Agreement);
(h)form, join or act in concert with any “group” as defined in Section 13(d)(3) of the Exchange Act, with respect to any Voting Securities, other than solely with Affiliates of the Investors with respect to Voting Securities now or hereafter owned by them;
(i)enter into a voting trust, arrangement or agreement with respect to any Voting Securities, or subject any Voting Securities to any voting trust, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case other than (A) this Agreement, (B) solely with Affiliates of the Investors or (C) granting proxies in solicitations approved by the Board;

(j)engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange traded fund, benchmark fund or basket of securities) that includes, relates to, or derives any significant part of its value from a decline in the market price or value of any of the securities of the Company and would, in the aggregate or individually, result in the Investors ceasing to have a “net long position” in the Company;
(k)sell, offer, or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Common Stock of the Company held by a Restricted Person to any Third Party;
(l)institute, solicit or join as a party any litigation, arbitration or other proceeding against or involving the Company or any of its subsidiaries or any of its or their respective current or former directors or officers (including derivative actions); provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Restricted Person from (A) bringing litigation against the Company to enforce any provision of this Agreement instituted in accordance with and subject to paragraph 20, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against a Restricted Person, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, (D) exercising statutory appraisal rights, or (E) responding to or complying with validly issued legal process;
(m)enter into any negotiations, agreements, arrangements, or understandings (whether written or oral) with any Third Party to take any action that the Restricted Persons are prohibited from taking pursuant to this paragraph 8; or
(n)make any request or submit any proposal to amend or waive the terms of this Agreement (including this subclause), in each case publicly or which would reasonably be expected to result in a public announcement or disclosure of such request or proposal;
provided, that the restrictions in this paragraph 8 shall terminate automatically upon the earliest of the following: (i) any material breach of this Agreement by the Company (including, without limitation, a failure to appoint any New Director to the Board and its committees in accordance with paragraphs 1 and 2, a failure to appoint a Replacement New Director in accordance with paragraph 4, a failure to form the Strategy Committee in accordance with paragraph 2, or a failure to issue the Press Release (as defined below) in accordance with paragraph 10) upon five business days’ written notice by any of the Investors to the Company if such breach has not been cured within such notice period, provided that the Investors are not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period; (ii) the Company’s entry into (x) a definitive agreement with respect to any Extraordinary Transaction that, if consummated, would result in the acquisition by any person or group of more than 50% of the Voting Securities or assets having an aggregate value exceeding 50% of the aggregate enterprise value of the Company, (y) one or more definitive agreements providing for the acquisition by the Company or its subsidiaries of one or more businesses or assets having an aggregate value exceeding 25% of the market capitalization of the Company during the Cooperation Period, or (z) one or more definitive agreements providing for a transaction or series of related transactions which would in the aggregate result in the Company issuing to one or more Third Parties at least 10% of the Common Stock of the Company (including on an as-converted basis, and including other Voting Securities with comparable voting power) outstanding immediately prior to such issuance(s) (including in a PIPE, convertible note, convertible preferred security or similar structure) during the Cooperation Period (provided that securities issued as consideration for (or in connection with) the acquisition of the assets, securities and/or business(es) of another person by the Company or one or more of its subsidiaries shall not be counted toward this clause (z)) and (iii) the commencement of any tender or exchange offer (by any person or group other than the Investors or their Affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, where the Company files with the SEC (as defined below) a Schedule 14D-9 (or amendment thereto) that does not recommend that its stockholders reject such tender or exchange offer (it being understood that nothing herein will prevent the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act in response to the commencement of any tender or exchange offer). Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including but not limited to the restrictions in this paragraph 8) will prohibit or restrict any of the Restricted Persons from (A) making any public or private statement or announcement with respect to any Extraordinary Transaction that is publicly announced by the Company or a Third Party, (B) making any factual statement to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such person from whom information is sought (so long as such process or request did not arise as a result of discretionary acts by any Restricted Person), (C) granting any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable, (D) negotiating, evaluating and/or trading, directly or indirectly, in any index fund, exchange traded fund, benchmark fund or basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company or (E) communicating with the Contact Personnel privately in accordance with paragraph 9. Furthermore, nothing in this Agreement shall prohibit or restrict an Investor Director from exercising his or her rights and fiduciary duties as a director of the Company or restrict his or her discussions solely with other members of the Board and/or management, advisors, representatives or agents of the Company; provided that any such discussions are limited to communications in his or her capacity as a director.
9.Private Communications. Notwithstanding anything to the contrary in this Agreement, each of the Restricted Persons may communicate privately regarding any matter with any of the Company’s directors, chief executive officer, chief financial officer, general counsel, investor relations personnel or advisors that have been identified by one of the foregoing to the Investors as appropriate contacts (together, the “Contact Personnel”), so long as such private communications would not reasonably be expected to require public disclosure thereof by the Company or the Restricted Persons. Each of the Investors acknowledges and agrees that the Contact Personnel may engage in discussions with the Restricted Persons subject to, and in accordance with, applicable law, their fiduciary duties to the Company, their confidentiality obligations to the Company, and the terms of applicable Company Policies.
10.Press Release; Regulatory Filings. Unless otherwise agreed by the parties, not later than 8:00 a.m., Eastern Time, on July 16, 2025, the Company shall issue a press release in the form attached as Exhibit C (the “Press Release”). Substantially concurrently with the issuance of the Press Release (and not later than 8:30 a.m., Eastern Time, on July 16, 2025), the Company shall file with the SEC a Current Report on Form 8-K (the “Form 8-K”) disclosing its entry into this Agreement and including a copy of this Agreement and the Press Release as exhibits thereto. The Company shall provide the Investors and their representatives with a copy of the Form 8-K prior to its filing with the SEC and shall consider any timely comments of the Investors and their representatives. No party shall make any statement inconsistent with the Press Release in connection with the announcement of this Agreement.
11.Non-Disparagement. During the Cooperation Period, the Company and the Investors shall each refrain from making, and shall cause their respective Covered Persons (as defined below) not to make or cause to be made any statement or announcement (including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, or any statement or announcement that can reasonably be expected to become public or require public disclosure, and including any statement to any stockholder or holder of other securities of the Company, sell-side or buy-side analyst or other person) that constitutes an ad hominem attack on, or that otherwise disparages, defames, slanders or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the Investors or its Covered Persons: the Company or any of its Affiliates, or any of its or their respective current or former officers, directors or employees, and (b) in the case of statements or announcements by the Company or its Covered Persons: the Investors or any of their Affiliates, or any of its or their respective current or former principals, directors, members, general partners, officers or employees. The foregoing shall not (x) restrict the ability of any person (as defined below) to comply with any subpoena or other legal process or respond to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought or to enforce such person’s rights hereunder or (y) apply to any private communications between or among the Investors and their Affiliates, Covered Persons and representatives (in their respective capacities as such), on the one hand, and the Company and its Affiliates, Covered Persons and representatives (in their respective capacities as such), on the other hand.
12.Information Sharing Agreement. Concurrently with the execution of this Agreement, the Company and an Investor are entering into an information sharing agreement to enable the Company to share confidential information regarding certain upcoming Company announcements and other confidential information relating to the Company (the “Information Sharing Agreement”).
13.Defined Terms. As used in this Agreement, the term:
(a)“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act and shall include persons who become Affiliates of any person subsequent to the date of this Agreement; provided, that none of the Company or its Affiliates or representatives, on the one hand, and the Investors and their Affiliates or representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees, directors or principals serves as a member of its board of directors or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated under the Exchange Act); provided, further, that with respect to the Investors, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of any of the Investors or their Affiliates (unless such portfolio operating company is acting at the direction of the Investors or their Affiliates to engage in conduct that is prohibited by this Agreement);
(b)“beneficially own,” “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rules 13d-3 and 13d-5(b)(l) promulgated under the Exchange Act, except that a person will also be deemed to be the beneficial owner of all shares of the Company’s capital stock which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of the Company’s capital stock which such person or any of such person’s Affiliates has or shares the right to vote or dispose;
(c)“business day” means any day other than a Saturday, Sunday or a legal holiday in New York, New York;
(d)“Bylaws” means the Company’s Second Amended and Restated Bylaws (as amended or restated from time to time);
(e)“Common Stock” means the Company’s common stock, par value $0.01 per share;
(f)“Covered Persons” means, (x) in the case of the Investors, each Investor’s controlling and controlled (and under common control) Affiliates and its and their respective principals, directors, members, general partners, officers, employees and other representatives to the extent such representatives are acting at any Investor’s (or any of their respective Affiliates’) direction or on any Investor’s (or any of their respective Affiliates’) behalf, and (y) in the case of the Company, the Company’s Affiliates and its and their respective principals, directors, members, officers and other representatives to the extent such representatives are acting at the Company’s (or its Affiliates’) direction or on the Company’s (or its Affiliates’) behalf;
(g)“Exchange Act” means the Securities Exchange Act of 1934, as amended;
(h)“Expiration Date” means the first anniversary of the date of this Agreement; provided, however, if the Investors deliver to the Company written notice of their election to appoint an Investor Director to the Board, and promptly thereafter an Investor Director is appointed to the Board, pursuant to paragraph 1(b), “Expiration Date” means the later of (i) the first anniversary of the date of this Agreement and (ii) 11:59 p.m., Eastern Time, on the first date on which an Investor Director who is an employee of an Investor or an Affiliate of the Investors ceases to serve on the Board;

(i)“Governance Guidelines” means the Company’s Corporate Governance Guidelines, revised September 26, 2024 (as amended or restated from time to time);
(j)“Independent” means that a person (x) other than with respect to an Investor Director, unless the Company otherwise consents, (i) shall not be an employee, director, general partner, manager or other agent of an Investor or of any Affiliate of an Investor, (ii) shall not be a limited partner, member or other investor (unless such investment has been disclosed in writing to the Company) in any Investor or any Affiliate of an Investor and (iii) shall not have, and shall not have had, any agreement, arrangement or understanding, written or oral, with any Investor or any Affiliate of an Investor regarding such person’s service on the Board, and (y) shall be an independent director of the Company under the Company’s independence guidelines, applicable law and the rules and regulations of the SEC and The New York Stock Exchange;
(k)“Investor Director” means an employee of an Investor or its Affiliates selected by the Investors and approved by the Board to serve on the Board as the Investor Director, provided that such approval shall not to be unreasonably withheld, conditioned, or delayed;
(l)“net long position” means, with respect to any person, such person’s net long position as defined in Rule 14e-4 under the Exchange Act in respect of the Common Stock;
(m)“New Director” means Mr. Calderoni or any replacement thereof selected in accordance with the terms hereof; provided, however, if an Investor Director is appointed to the Board pursuant to paragraph 1(b), “New Director” also will include such Investor Director or any replacement thereof selected in accordance with the terms hereof;
(n)“person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other entity of any kind or structure;
(o)“representatives” of a party means such party’s Affiliates and its and their principals, directors, trustees, members, general partners, managers, officers, employees, agents, and other representatives;
(p)“SEC” means the United States Securities and Exchange Commission;
(q)“Third Party” means any person that is not a party to this Agreement or an Affiliate thereof, a member of the Board, an officer of the Company, or legal counsel to any party to this Agreement; and
(r)“Voting Securities” means the Common Stock of the Company and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; provided that as it pertains to any obligations of the Investors or any Restricted Persons hereunder, “Voting Securities” will not include any securities contained in any index fund, exchange traded fund, benchmark fund or basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company.
14.Investors’ Representations and Warranties. Each of the Investors, severally and not jointly, represents and warrants that (a) they have the power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by such Investor, constitutes a valid and binding obligation and agreement of such Investor and, assuming the valid execution and delivery hereof by each of the other parties hereto, is enforceable against such Investor in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery, and performance of this Agreement by such Investor does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to such Investor, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which such Investor is a party or by which it is bound.
15.Company Representations and Warranties. The Company represents and warrants that (a) the Company has the power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of the Company, and, assuming the valid execution and delivery hereof by each of the other parties hereto, enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery, and performance of this Agreement by the Company does not require the approval of the stockholders of the Company; and (d) the execution, delivery, and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which the Company is a party or by which it is bound.
16.Termination. This Agreement will terminate upon the Expiration Date. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding the foregoing, paragraphs 13 and 16 through 25 shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.
17.Remedies. The Company and the Investors acknowledge and agree that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the

Company and the Investors will each respectively be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND THE INVESTORS AGREE (1) THE NON- BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.
18.Entire Agreement; Successors and Assigns; Amendment and Waiver. This Agreement (including its exhibits) and the Information Sharing Agreement constitute the only agreements between the Investors and the Company with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported transfer requiring consent without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
19.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.
20.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the Investors and the Company (a) irrevocably and unconditionally consents to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or otherwise in any court other than such courts; and (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum. The parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in paragraph 22 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. Each of the parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right that such party may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated thereby, or any course of conduct, dealing, statements (whether oral or written), or actions of any of them. No party shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.
21.Parties in Interest. This Agreement is solely for the benefit of the parties and is not enforceable by any other person.
22.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein, and all legal process in regard hereto, will be in writing and will be deemed validly given, made or served when delivered in person, by electronic mail, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:
If to the Company:
Hewlett Packard Enterprise Company
1701 East Mossy Oaks Road
Spring,    TX 77389
Attn:     General Counsel
Email:     legal.department@hpe.com / david.j.antczak@hpe.com
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn:    Scott A. Barshay and Carmen Lu
Email:     sbarshay@paulweiss.com / clu@paulweiss.com
If to the Investors:
c/o Elliott Investment Management L.P.
360 S. Rosemary Ave., 18th floor
West Palm Beach, FL 33401
Attn:     Jason Genrich and Scott Grinsell
Email:    jgenrich@elliottmgmt.com / sgrinsell@elliottmgmt.com
with a copy (which shall not constitute notice) to:
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York 10019
Attn:    Steve Wolosky and Kenneth Mantel
Email: swolosky@olshanlaw.com / kmantel@olshanlaw.com
At any time, any party may, by notice given in accordance with this paragraph to the other party, provide updated information for notices hereunder.

23.Legal Fees. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.
24.Interpretation. Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. References to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
25.Counterparts. This Agreement may be executed by the parties in separate counterparts (including by fax, jpeg, .gif, .bmp and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.
[Signature page follows]

If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement among us.

Yours truly,

HEWLETT PACKARD ENTERPRISE COMPANY
By:    /s/ David Antczak
Name: David Antczak
Title: Senior Vice President, General Counsel
and Corporate Secretary

[Signature Page to Cooperation Agreement]

Accepted and agreed to as of the date first written above:

ELLIOTT ASSOCIATES, L.P.
By:    Elliott Investment Management L.P.,
    as Attorney-in-Fact
By:        /s/ Elliot Greenberg
Name:    Elliot Greenberg
Title:    Vice President
ELLIOTT INTERNATIONAL, L.P.
By:    Elliott Investment Management L.P.,
    as Attorney-in-Fact

By:        /s/ Elliot Greenberg
Name:    Elliot Greenberg
Title:    Vice President
ELLIOTT INVESTMENT MANAGEMENT L.P.

By:        /s/ Elliot Greenberg
Name:    Elliot Greenberg
Title:    Vice President

[Signature Page to Cooperation Agreement]

Exhibit A
Form of Strategy Committee Charter

HEWLETT PACKARD ENTERPRISE COMPANY
BOARD OF DIRECTORS
STRATEGY COMMITTEE CHARTER

I.Purpose

The Strategy Committee (the “Committee”) is being formed as an ad hoc committee of the Board of Directors (the “Board”) of Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise” or the “Company”) to work with the Board and Company management to review the strategy of the Company and its businesses and opportunities for value creation. The Committee shall make recommendations to the Board regarding the foregoing and perform such other duties and responsibilities as are enumerated in and consistent with this Charter.

Notwithstanding anything to the contrary herein, matters relating to the composition of the Committee, amendments to this Charter, and certain other matters, are subject to the terms and provisions of the Cooperation Agreement entered into by and among the Company and Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (collectively, “Elliott”), dated as of July 16, 2025 (the “Cooperation Agreement”).

II.Membership

1.Membership and Appointment. The Committee will consist of four (4) directors. The initial members of the Committee shall be Robert M. Calderoni, Raymond J. Lane, Charles H. Noski and Gary M. Reiner.

2.Qualifications; Independence. Each director on the Committee will have such qualifications as the Board determines. In addition, a majority of the directors on the Committee must be independent within the meaning of applicable laws, listing standards, and Hewlett Packard Enterprise’s Corporate Governance Guidelines. Any action taken by the Committee during a period in which one or more of the members subsequently is determined to have failed to meet the membership qualifications will nevertheless constitute duly authorized actions of the Committee for all purposes and will be valid and effective except to the extent required by law or determined appropriate to satisfy regulatory standards. Determination of any director on the Committee as independent shall be made on an annual basis by the Board and the Nominating and Governance Committee (the “NG Committee”).

3.Removal. The entire Committee or any individual director on the Committee may be removed with or without cause by the affirmative vote of a majority of the Board upon the recommendation of the NG Committee.

4.Chair. The Board shall designate a Chair of the Committee (the “Chair”), who shall be an independent director. The initial Chair of the Committee shall be Mr. Calderoni. From time to time, the Chair may establish such other rules as are necessary and proper for the conduct of the business of the Committee and which are consistent with the Committee’s purpose as defined herein.

III.Procedures

1.Number of Meetings; Persons in Attendance. The Committee will convene as often as it determines is appropriate to carry out its responsibilities under this Charter. The Chair of the Committee shall be responsible for convening and calling meetings of the Committee. Members of the Board who are not members of the Committee, as well as the Committee’s advisors and members of management, may attend Committee meetings at the discretion of the Committee, but may not vote.

2.Quorum and Action of Committee. A majority of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at any meeting at which there is a quorum shall be the act of the Committee.

3.Agenda. The Chair will establish the agenda consistent with the Committee’s purpose as defined herein, with input from management, staff, the Chair of the Board and other directors on the Committee and the Board as appropriate.

4.Executive and Private Sessions. As appropriate, the Committee may meet in executive sessions, at which only Committee members are present, or in private sessions with management or other personnel, as deemed necessary.

5.Authority to Retain Advisors. In the course of its duties, the Committee will have sole authority, at Hewlett Packard Enterprise’s expense, to engage consultants or advisors, as the Committee deems advisable to perform its duties, including the sole authority to approve the consultant or advisor’s fees and other retention terms or to terminate such engagements once established.

6.Charter Review. The Committee will review and reassess the adequacy of this Charter at least annually and will submit any recommended changes to the Charter to the NG Committee and the Board for approval.

7.Performance Review. The Committee will undertake an evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter at least annually, and will report the results of such evaluation to the NG Committee and the Board.

8.Minutes and Reporting to the Board. The Committee will keep minutes of its proceedings and will report regularly to the Board with respect to the Committee’s activities.

9.Open Access. The Committee and its members will be given open access to Hewlett Packard Enterprise directors, executives and other personnel and advisors, as well as books, records, and facilities, as may be appropriate or necessary to carry out its responsibilities.

10.Term. The Committee shall continue in existence until the earlier of (i) the completion of its review and the submission of any corresponding recommendations to the Board and (ii) twelve months following the date of the formation of the Committee.

IV.Roles and Responsibilities

The Committee shall have the following responsibilities, as may be supplemented by the Board.

1.Work with Company management to review the strategy of the Company and its businesses and opportunities for value creation; and

2.Make recommendations to the Board regarding the foregoing.

Adopted July [__], 2025

Exhibit B
Integration Committee Charter

HEWLETT PACKARD ENTERPRISE COMPANY
BOARD OF DIRECTORS
INTEGRATION COMMITTEE CHARTER

I.Purpose

The Integration Committee (the “Committee”) is being formed as an ad hoc committee of the Board of Directors (the “Board”) of Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise” or the “Company”) to assist the Board with its oversight responsibilities in relation to the Company’s integration of Juniper Networks, Inc. (“Juniper”) following the completion of the Company’s acquisition of Juniper. In carrying out its purpose, the Committee shall perform the specific roles and responsibilities enumerated in Section IV herein and such other duties consistent with this Charter.

II.Membership

1.Membership and Appointment. The Committee will consist of up to four (4) directors. The initial members of the Committee shall be Frank D’Amelio, Pamela Carter and Bethany Mayer.

2.Qualifications; Independence. Each director on the Committee will have such qualifications as the Board determines. In addition, each director on the Committee must be independent within the meaning of applicable laws, listing standards, and Hewlett Packard Enterprise Company’s Corporate Governance Guidelines, each as the Board determines. Any action taken by the Committee during a period in which one or more of the members subsequently is determined to have failed to meet the membership qualifications will nevertheless constitute duly authorized actions of the Committee for all purposes and will be valid and effective except to the extent required by law or determined appropriate to satisfy regulatory standards. Determination of any director on the Committee as independent shall be made on an annual basis by the Board and the Nominating and Governance Committee (“NG Committee”).

3.Removal. The entire Committee or any individual director on the Committee may be removed with or without cause by the affirmative vote of a majority of the Board upon the recommendation of the NG Committee.

4.Chair. The Board may designate a Chair of the Committee (the “Chair”), who shall be an independent director. The initial Chair shall be Frank D’Amelio. From time to time, the Chair may establish such other rules as are necessary and proper for the conduct of the business of the Committee.

III.Procedures

1.Number of Meetings; Persons in Attendance. Initially, the Committee will convene on a monthly basis and thereafter as often as it determines is appropriate to carry out its responsibilities under this Charter. The Chair of the Committee shall be responsible for convening and calling meetings of the Committee. Members of the Board who are not members of the Committee, as well as the Committee’s advisors and members of management, may attend Committee meetings at the discretion of the Committee, but may not vote.

2.Quorum and Action of Committee. A majority of the Committee shall constitute a quorum. The act of a majority of the members of the Committee at any meeting at which there is a quorum shall be the act of the Committee.

3.Agenda. The Chair will establish the agenda, with input from management, staff, the Chair of the Board, other directors on the Committee and the Board as appropriate.

4.Executive and Private Sessions. As appropriate, the Committee may meet in executive sessions, at which only Committee members are present, or in private sessions with management or other personnel, as deemed necessary.

5.Authority to Retain Advisors. In the course of its duties, the Committee will have sole authority, at Hewlett Packard Enterprise’s expense, to engage and terminate consultants or advisors, as the Committee deems advisable, including the sole authority to approve the consultant or advisor’s fees and other retention terms.

6.Charter Review. The Committee will review and reassess the adequacy of this Charter at least annually and will submit any recommended changes to the Charter to the NG Committee and the Board for approval.

7.Minutes and Reporting to the Board. The Committee will keep minutes of its proceedings and will report regularly to the Board with respect to the Committee’s activities.

8.Open Access. The Committee and its members will be given open access to Hewlett Packard Enterprise directors, executives and other personnel and advisors, as well as books, records, and facilities, as may be appropriate or necessary to carry out its responsibilities.

IV.Roles and Responsibilities

The Committee shall have the following responsibilities, which may be altered or supplemented by the Board as appropriate under the circumstances.

1.Work with Company management to review management’s plans to achieve the objectives for the integration of Juniper into the Company and the progress made against those plans, including:

a.the creation of the new HPE Networking business unit, including the Organizational Design & Selection process and culture and talent initiatives;

b.execution of the HPE Networking integration initiatives, including those intended to drive stronger business performance, improve innovation and better serve customers and partners;

c.execution of corporate integration initiatives, including IT, cybersecurity, finance, supply chain, and marketing related integration initiatives;

d.execution of the cost synergy initiatives and related value capture;

e.review of the integration budget and the allocation of resources to achieve integration goals;

f.review any material risks associated with the integration process and provide oversight of management’s efforts to mitigate such risks; and

2.Provide the Board with regular updates regarding the status of integration and any material risks and make recommendations to the Board regarding any of the foregoing.

Adopted July 14, 2025

Exhibit C
Form of Press Release
[Filed separately as Exhibit 99.1 to the Current Report on Form 8-K.]